Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cadus Corporation (the "Company") on Form 10-Q for the three and six month ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Blitz, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cadus Corporation and will be retained by Cadus Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ David Blitz
David Blitz
President and Chief Executive Officer (Chief
Executive Officer and Chief Financial Officer)
August 14, 2008

The foregoing certification is furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.